                                                                    EXHIBIT 10.1


                      CONVERTIBLE NOTE INVESTMENT AGREEMENT



         CONVERTIBLE NOTE INVESTMENT AGREEMENT ("AGREEMENT") dated as of January 27, 1999, between Sunshine Mining and Refining Company, a Delaware corporation (the "COMPANY"), and each person or entity listed as an investor on Schedule I attached to this Agreement (each individually an "INVESTOR" and collectively the "INVESTORS").


                              W I T N E S S E T H:

         WHEREAS, the Company desires to sell and issue to the Investors, and the Investors wish to purchase from the Company, an aggregate of $6,000,000 principal amount of the Company's 5% Convertible Notes due January 28, 2001 in the form of Exhibit 1.1A attached hereto (the "Notes"), on the terms and conditions set forth herein; and

         WHEREAS, the Notes will be convertible into shares ("COMMON SHARES") of common stock, par value $0.01, of the Company ("COMMON STOCK"), pursuant to the terms thereof, and the Investors will have registration rights with respect to such Common Shares, pursuant to the terms of that certain Registration Rights Agreement to be entered into between the Company and the Investors substantially in the form of Exhibit 5.2(f) hereto ("REGISTRATION RIGHTS AGREEMENT");

         NOW, THEREFORE, in consideration of the foregoing premises and the covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:


                                   ARTICLE I

                           PURCHASE AND SALE OF NOTES

         Section 1.1 Issuance of Notes. Upon the following terms and conditions, the Company shall issue and sell to each Investor severally, and each Investor severally shall purchase from the Company, the principal amount of Notes indicated next to such Investor's name on Schedule I attached hereto. With respect to the Notes issued to each Investor, 50% of the principal amount shall be convertible into Common Shares at the Floating Conversion Price (as defined in the Notes) and 50% of the principal amount shall be convertible into Common Shares at the Capped Conversion Price (as defined in the Notes). In addition,
Schedule I shall also indicate the Restricted Ownership Percentage (as defined in the Notes) applicable to the Notes purchased by each Investor. Each Note shall indicate whether it is convertible at the Floating Conversion Price or the Capped Conversion Price.

              (a) Purchase Price. The purchase price for the Notes to be acquired by each Investor (the "PURCHASE PRICE") shall be the Purchase Price set forth next to such Investor's name on Schedule I.

         (b) The Closing.

                  (i) Subject to the fulfillment or waiver of the conditions set forth in Article V hereof, the closing of the purchase and sale of the Notes (the "Closing") shall take place at the offices of Kleinberg, Kaplan, Wolff & Cohen, P.C., on or about January 28, 1999, or earlier if the Investors so determine, or such other date as the Investors and the Company may agree upon (the "Closing Date").

                  (ii) On the Closing Date, the Company shall deliver to each Investor the Notes purchased by it (with the aggregate principal amount of such Notes as requested by such Investor) at the Closing registered in the name of such Investor or its nominee. The delivery of payment by each Investor of the Purchase Price applicable to it as set forth in
         Section 1.1 and Schedule I shall constitute a payment delivered to the Company in satisfaction of such Investor's obligation to pay the Purchase Price hereunder. At the option of the Investors, the Purchase Price may be delivered net of the expenses of the Investors incurred pursuant to Section 3.4. In addition, each party shall deliver all documents, instruments and writings required to be delivered by such party pursuant to this Agreement at or prior to the Closing.


                                   ARTICLE II

                         REPRESENTATIONS AND WARRANTIES

         Section 2.1 Representations and Warranties of the Company. The Company hereby makes the following representations and warranties to each of the Investors as of the date hereof and on the Closing Date:

              (a) Organization and Qualification; Material Adverse Effect. The Company is a corporation duly incorporated and existing in good standing under the laws of the State of Delaware and has the requisite corporate power to own its properties and to carry on its business as now being conducted. The Company does not have any subsidiaries other than the subsidiaries listed on Schedule
2.1 attached hereto. Except where specifically indicated to the contrary, all references in this Agreement to subsidiaries shall be deemed to refer to all direct and indirect subsidiaries of the Company. The Company is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary other than those in which the failure so to qualify would not have a Material Adverse Effect. "MATERIAL ADVERSE EFFECT" means any adverse effect on the business, operations, properties, or financial condition of the entity or any subsidiary thereof with respect to which such term is used and which is (either alone or together with all other adverse effects) material to such entity, and any material adverse effect on the transactions contemplated under this Agreement, the Notes and the Registration Rights Agreement (as defined below), the Put Agreements (as defined below) or any other agreement or document contemplated hereby or thereby.

              (b) Authorization; Enforcement. (i) The Company has all requisite corporate power and authority to enter into and perform this Agreement, the Notes and the Registration Rights Agreement and to issue the Notes in accordance with the terms hereof, (ii) the execution and delivery of this Agreement, the Notes and the Registration Rights Agreement by the Company and the consummation by it of the transactions contemplated hereby and thereby, including the issuance of the Notes, have been duly authorized by all necessary corporate action, and no further consent or authorization of the Company or its Board of Directors (or any committee or subcommittee thereof) or stockholders is required, (iii) this Agreement, the Notes and the Registration Rights Agreement have been duly executed and delivered by the Company, (iv) this Agreement, the Notes and the Registration Rights Agreement constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except (A) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of creditors' rights and remedies or by other equitable principles of general application, and (B) to the extent the indemnification provisions contained in this Agreement and the Registration Rights Agreement may be limited by applicable federal or state securities laws.

              (c) Capitalization.

                    (i) As of the date of this Agreement, the authorized capital stock of the Company consists of 600,000,000 shares of Common Stock and 20,000,000 shares of Preferred Stock, par value $0.01; there are 259,408,558 shares of Common Stock and no shares of Preferred Stock currently issued and outstanding.

                    (ii) After the Closing, 69,740,502 shares of Common Stock
               and no shares of Preferred Stock will be reserved for issuance to persons other than the Investors. All of the outstanding shares of the Company's Common Stock have been validly issued and are fully paid and nonassessable. No shares of capital stock are entitled to preemptive rights; and there are as of the date hereof outstanding options for 4,849,000 shares of Common Stock and 7,084,500 shares of Common Stock available for future option grants. Except as set forth in Schedule 2.1, there are no other scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights exchangeable or convertible into, any shares of capital stock of the Company, or contracts, commitments, understandings, or arrangements by which the Company is or may become bound to issue additional shares of capital stock of the Company or options, scrip, rights to subscribe to, or commitments to purchase or acquire, any shares, or securities or rights convertible into shares, of capital stock of the Company.

                    (iii) Attached hereto as Exhibit 2.1(c) is (A) a true and
               correct copy of the Company's Certificate of Incorporation (the "CHARTER"), as in effect on the date hereof, and (B) a true and correct copy of the Company's By-Laws, as in effect on the date hereof (the "BY-LAWS").

              (d) Issuance of Common Shares. The Common Shares are duly authorized and reserved for issuance and, upon conversion of Notes in accordance with their terms (including receipt by the Company of the Notes being converted or a lost bond affidavit), such Common Shares, will be validly issued, fully paid and non-assessable, free and clear of any and all liens, claims and encumbrances, and entitled to be traded on the New York Stock Exchange ("NYSE") (or the American Stock Exchange, or the Nasdaq National Market System, collectively with the NYSE, the "APPROVED MARKETS"), and the holders of such Common Shares shall be entitled to all rights and preferences accorded to a holder of Common Stock. As of the date of this Agreement, the outstanding shares of Common Stock are currently listed on the NYSE.

              (e) No Conflicts. The execution, delivery and performance of this Agreement, the Notes and the Registration Rights Agreement by the Company and the consummation by the Company of the transactions contemplated hereby and thereby do not and will not (i) result in a violation of the Company's Charter or By-Laws or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, indenture, patent, patent license or instrument to which the Company or any of its subsidiaries is a party, or (iii) except as would not reasonably be expected to have a Material Adverse Effect on the Company and its subsidiaries, taken as a whole, result in a violation of any federal, state, local or foreign law, rule, regulation, order, judgment or decree (including Federal and state securities laws and regulations) applicable to the Company or any of its subsidiaries or by which any property or asset of the Company or any of its subsidiaries is bound or affected. The business of the Company and its subsidiaries is being conducted in material compliance with all applicable laws, ordinances or regulations of all governmental entities. The Company is not required under Federal, state, local or foreign law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement, the Registration Rights Agreement and the Notes or issue and sell the Notes in accordance with the terms hereof and issue the Common Shares upon conversion thereof, except for
(i) the registration provisions provided in the Registration Rights Agreement;
(ii) possible filing requirements under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended; and (iii) filing requirements under applicable state securities or blue sky laws, provided that, for purposes of the representation made in this sentence, the Company is assuming and relying upon the accuracy of the relevant representations and agreements of the Investors herein.

              (f) SEC Documents; Financial Statements. The Common Stock of the Company is registered pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), and the Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the Securities and Exchange

Commission ("SEC") pursuant to the reporting requirements of the Exchange Act, including material filed pursuant to Section 13(a) or 15(d), in addition to one or more registration statements and amendments thereto heretofore filed by the Company with the SEC (all of the foregoing including filings incorporated by reference therein being referred to herein as the "SEC DOCUMENTS"). The Company has delivered or made available to the Investors true and complete copies of all SEC Documents (including, without limitation, proxy information and solicitation materials and registration statements) filed with the SEC since December 31, 1996 and all annual SEC Documents filed with the SEC since December 31, 1995 and prior to the date of this Agreement (the "Pre-Agreement SEC Documents"). The Company has not provided to the Investors any material non-public information or any information which, according to applicable law, rule or regulation, should have been disclosed publicly by the Company but which has not been so disclosed. As of their respective dates, the SEC Documents (as amended or supplemented to this date, if applicable) complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder and other federal, state and local laws, rules and regulations applicable to such SEC Documents, and none of the SEC Documents (as amended or supplemented to this date, if applicable) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Documents (as amended or supplemented to this date, if applicable) comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC or other applicable rules and regulations with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

              (g) Principal Exchange/Market. As of the date of this Agreement, the principal market on which the Common Stock is currently listed for trading is the NYSE.

              (h) No Material Adverse Change. Since January 1, 1998, except as disclosed in the Pre-Agreement SEC Documents, no Material Adverse Effect has occurred or exists, and no event or circumstance has occurred that with notice or the passage of time or both is reasonably likely to result in a Material Adverse Effect with respect to the Company and its subsidiaries, taken as a whole.

              (i) No Undisclosed Liabilities. The Company and its subsidiaries have no liabilities or obligations not disclosed in the Pre-Agreement SEC Documents or on Schedule 2.1, other than those liabilities incurred in the ordinary course of the Company's or its subsidiaries' respective businesses since September 30, 1998, which liabilities, individually or in the aggregate, do not or would not have a Material Adverse Effect on the Company or its subsidiaries.

              (j) No Undisclosed Events or Circumstances. No event or circumstance has occurred or exists with respect to the Company or its subsidiaries or their respective businesses, properties, prospects, operations or financial condition, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed.

              (k) No General Solicitation. Neither the Company, nor any of its affiliates, or, to its knowledge, any person acting on its or their behalf has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act of 1933, as amended (the "ACT")), in connection with the offer or sale of the Notes or Common Shares.

              (l) No Integrated Offering. Neither the Company, nor any of its affiliates, nor to its knowledge any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that (i) would require registration of the Notes or the Common Shares under the Act; and (ii) would be integrated with the offering of the Notes under either the Act or the Rules of any Approved Market limiting the amount of capital stock that may be issued without stockholder approval.

              (m) Form S-3. The Company is eligible to file the Registration Statement (as defined in the Registration Rights Agreement) for secondary offerings on Form S-3 (as in effect on the date of this Agreement) under the Act and rules promulgated thereunder, and Form S-3 (as in effect on the date of this Agreement) is permitted to be used under the Act and rules promulgated thereunder for the contemplated resale of the Common Shares by the Investors.


              (n) No Shareholder Rights Plan. The Company has no stockholders rights plan or plan or agreement with similar effect outstanding.

              (o) No Litigation. Except as set forth in the Pre-Agreement SEC Documents, no litigation or claim (including those for unpaid taxes) against the Company or any of its subsidiaries is pending or, to the Company's knowledge, threatened, which if determined adversely would reasonably be expected to have a Material Adverse Effect on the Company and its subsidiaries, taken as a whole. The legal proceedings described in the Pre-Agreement SEC Documents would not reasonably be expected to have a Material Adverse Effect on the Company.

              (p) Brokers. The Company has taken no action which would give rise to any claim by any person for brokerage commissions, finder's fees or similar payments by the Company or any Investor relating to this Agreement or the transactions contemplated hereby.

              (q) No Reliance. The Company has independently and without reliance on Investors and based upon such information as it has deemed appropriate, made its own analysis and decision to issue the Notes. Without limiting the generality of the foregoing, the Company has not relied upon any advice or representation of the Investors with respect to the effect of the Notes on the price of the Common Stock.

              (r) Other Investors. Except as set forth on Schedule 2.1, there are no outstanding securities issued by the Company that are entitled to registration rights under the Act. Except as set forth in Schedule 2.1, there are no outstanding securities issued by the Company that are directly or indirectly convertible into, exercisable into, or exchangeable for, shares of Common Stock of the Company, that have anti-dilution or similar rights that would be affected by the issuance of the Notes or the Common Shares.

              (s) Certain Transactions. Except as disclosed in the Pre-Agreement SEC Documents and on Schedule 2.1 and except as would not be required to be disclosed pursuant to Item 404 of Regulation S-K promulgated under the Act, none of the officers, directors, or employees of the Company is presently a party to any transaction with the Company or any of its subsidiaries (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any corporation, partnership, trust or other entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

              (t) Permits; Compliance. The Company and each of its subsidiaries is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exemptions, consents, certificates, approvals and orders necessary to own, lease and operate its properties and to carry on its business as it is now being conducted, the failure of which to obtain would be likely to have a Material Adverse Effect on the Company and its subsidiaries, taken as a whole (collectively, the "COMPANY PERMITS"), and there is no action pending or, to the knowledge of the Company, threatened regarding suspension or cancellation of any of the Company Permits except for such Company Permits the failure of which to possess, or the cancellation or suspension of which, would not, individually or in the aggregate, have a Material Adverse Effect on the Company. Neither the Company nor any of its subsidiaries is in material conflict with, or in material default or material violation of, any of the Company Permits. Since January 1, 1997, except as disclosed on Schedule 2.1, neither the Company nor any of its subsidiaries has received any notification with respect to possible material conflicts, material defaults or material violations of applicable laws.


              (u) NYSE Contacts. The Company has not been contacted by the NYSE since January 1, 1998, either orally or in writing, concerning potential suspension or delisting of the Common Stock from the NYSE.

              (v) Pirquitas Mine. With respect to the Pirquitas Mine located in the Jujuy Province of Northwest Argentina (the "Pirquitas Mine") none of the information received to date by the Company in connection with a feasibility study or otherwise, would lead it to believe that the Company's publicly announced pre-feasibility study estimates of operating costs, average annual production, and useful life will not be materially accurate.

         Section 2.2 Representations and Warranties of the Investors. Each of the Investors, severally (as to itself) and not jointly, hereby makes the following representations and warranties to the Company as of the date hereof and on the Closing Date:

              (a) Due Organization; Authorization; Enforcement. (i) Such Investor has been duly organized and is validly existing and in good standing in the jurisdiction of its formation, (ii) Such Investor has the requisite power and authority to enter into and perform this Agreement and the Registration Rights Agreement and to purchase the Notes being sold hereunder, (iii) the execution and delivery of this Agreement and the Registration Rights Agreement by such Investor and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate or partnership action, and (iv) this Agreement and the Registration Rights Agreement have been duly executed and delivered by such Investor and constitute valid and binding obligations of such Investor enforceable against such Investor in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of creditors' rights and remedies or by other equitable principles of general application.

              (b) No Conflicts. The execution, delivery and performance of this Agreement and the Registration Rights Agreement and the consummation by such Investor of the transactions contemplated hereby and thereby do not and will not
(i) result in a violation of such Investor's organizational documents, or (ii) conflict with any agreement, indenture or instrument to which such Investor is a party, or (iii) result in a material violation of any law, rule, or regulation, or any order, judgment or decree of any court or governmental agency applicable to such Investor. Such Investor is not required to obtain any consent or authorization of any governmental agency in order for it to perform its obligations under this Agreement or the Registration Rights Agreement.

              (c) Investment Representation. Such Investor is purchasing the Notes for its own account and not with a view to distribution in violation of any securities laws. Each Investor has been advised and understands that neither the Notes nor the shares of Common Stock issuable upon conversion thereof have been registered under the Act or under the "blue sky" laws of any jurisdiction and may be resold only if registered pursuant to the provisions of the Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law. Each Investor has been advised and understands that the Company in issuing the Notes is relying upon, among other things, the representations and warranties of the Investors contained in this Section 2.2 in concluding that such issuance is a "private offering" and is exempt from the registration provisions of the Act.

              (d) Accredited Investor. Such Investor is an institutional "accredited investor" as defined in Rule 501(a)(1), (2), (3) or (7) promulgated under the Act. The Investor has such knowledge and experience in financial and business matters in general and investments in particular, so that such Investor is able to evaluate the merits and risks of an investment in the Notes and to protect its own interests in connection with such investment. In addition (but without limiting the effect of the Company's representations and warranties contained herein), such Investor has been given the opportunity to request and has received such information as it considers necessary or appropriate for evaluating the merits and risks of the purchase of the Notes and deciding whether to purchase the Notes pursuant hereto. Each Investor acknowledges that its investment in the Notes involves a high degree of risk. In the normal course of its business, each Investor invests in securities similar to the Notes. Each Investor has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to the Notes. Each Investor acknowledges that it is able to bear the economic risk of loss of its investment in the Notes.

              (e) Rule 144. Such Investor understands that there is no public trading market for the Notes, that none is expected to develop, and that the Notes must be held indefinitely unless and until such Notes, or Common Shares received upon conversion thereof are registered under the Act or an exemption from registration is available. Such Investor has been advised or is aware of the provisions of Rule 144 promulgated under the Act.

              (f) Brokers. Such Investor has taken no action which would give rise to any claim by any person for brokerage commissions, finder's fees or similar payments by the Company or such Investor relating to this Agreement or the transactions contemplated hereby.

              (g) Reliance by the Company. Such Investor understands that the Notes are being offered and sold in reliance on a transactional exemption from the registration requirements of Federal and state securities laws and that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of such Investor set forth herein in order to determine the applicability of such exemptions and the suitability of such Investor to acquire the Notes.

                                  ARTICLE III

                                    COVENANTS

         Section 3.1 Registration and Listing; Effective Registration. Until such time as no Notes are outstanding, the Company will cause the Common Stock to continue at all times to be registered under Sections 12(b) or (g) of the Exchange Act, will comply in all material respects with its reporting and filing obligations under the Exchange Act, and will not take any action or file any document (whether or not permitted by the Exchange Act or the rules thereunder) to terminate or suspend such reporting and filing obligations. Until such time as no Notes are outstanding, the Company shall continue the listing or trading of the Common Stock on the NYSE or one of the other Approved Markets and comply in all material respects with the Company's reporting, filing and other obligations under the bylaws or rules of the Approved Market on which the Common Stock is listed. The Company shall cause the Common Shares to be listed on the NYSE or one of the other Approved Markets no later than the effectiveness of the registration of the Common Shares under the Act, and shall continue such listing(s) on one of the Approved Markets, for so long as any Notes are outstanding. As used herein and in the Registration Rights Agreement and the Notes, the term "EFFECTIVE REGISTRATION" shall mean that all registration obligations of the Company pursuant to the Registration Rights Agreement and this Agreement have been satisfied in all material respects, such registration is not subject to any suspension or stop order (other than suspensions or stop orders limited to a Suspension Grace Period (as defined in the Registration Rights Agreement), which shall be excluded from this definition solely for purposes of determining the number of days by which the mandatory conversion of the Notes will be deferred), the prospectus for the Common Shares issuable upon conversion of the Notes is current and deliverable and such Common Shares are listed for trading on one of the Approved Markets and such trading has not been suspended for any reason, and none of the Company or any direct or indirect subsidiary of the Company is subject to any bankruptcy, insolvency or similar proceeding.

         Section 3.2 New Notes on Conversion. Upon any conversion by an Investor (or then holder of Notes) of the Notes pursuant to the terms thereof, the Company shall issue and deliver to such Investor (or holder) within three (3) Trading Days (as defined in the Notes) of the Conversion Date (as defined in the Notes) a new Note or Notes for the principal amount of Notes which such Investor (or holder) has not yet elected to convert but which are evidenced in part by the Note(s) submitted to the Company in connection with such conversion (with the principal amounts of such new Note(s) designated by such Investor or holder).

         Section 3.3 Replacement Notes. The Notes held by any Investor (or then holder) may be exchanged by such Investor (or such holder) at any time and from time to time for Notes with different principal amounts representing an equal aggregate principal amount of Notes, as requested by such Investor (or such holder) upon surrendering the same. No service charge will be made for such registration or transfer or exchange.

         Section 3.4 Expenses. The Company shall pay, at the Closing and promptly upon receipt of any further invoices relating to same, all reasonable due diligence fees and expenses and reasonable attorneys' fees and expenses of the Investors' Counsel, up to a maximum amount of $40,000, incurred by the Investors in connection with the preparation, negotiation, execution and delivery of this Agreement, the Registration Rights Agreement, the Notes and the related agreements and documents and the transactions contemplated hereunder and thereunder. At the Closing, the Company shall pay the amount due for such fees and expenses (which may include fees and expenses estimated to be incurred for completion of the transaction including post-closing matters). In the event such amount is ultimately less than the actual fees and expenses, in each case up to the applicable maximum amounts provided in this Section 3.4, the Company shall promptly pay such deficiency upon receipt of an invoice regarding same. Section

         3.5 Securities Compliance. The Company shall notify the SEC and the NYSE, in accordance with their requirements, of the transactions contemplated by this Agreement, the Notes and the Registration Rights Agreement, and shall take all other necessary action and proceedings as may be required and permitted by applicable law, rule and regulation, for the legal and valid issuance of the Notes hereunder and the Common Shares issuable upon conversion thereof.

         Section 3.6 Notices. The Company agrees to provide all holders of Notes with copies of all notices and information, including without limitation notices and proxy statements in connection with any meetings, that are provided to the holders of shares of Common Stock, contemporaneously with the delivery of such notices or information to such Common Share holders.

         Section 3.7 Use of Proceeds. The Company agrees that the net proceeds received by the Company from the sale of the Notes hereunder shall be used for working capital purposes and that a material portion of such proceeds shall be applied to the operations of Sunshine

Argentina, Inc., a wholly-owned subsidiary of the Company ("Sunshine Argentina") and the Company reserves the right to apply a portion of such proceeds to the operations of Sunshine Exploration, Inc., a wholly-owned subsidiary of the Company ("Sunshine Exploration").

         Section 3.8 Reservation of Stock Issuable Upon Conversion. The Company agrees to reserve and at all times keep available solely for purposes of conversion of the Notes, such number of authorized but unissued shares of Common Stock that is at least equal to the Maximum Amount (as defined in the Notes), which number may be reduced by the number of Common Shares actually delivered pursuant to conversion of the Notes under the terms thereof and shall be appropriately adjusted for any stock split, reverse split, stock dividend or reclassification of the Common Stock. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all the then outstanding Notes into the Maximum Amount of shares of Common Stock (as so reduced and adjusted), the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose, including without limitation engaging in best efforts to obtain the requisite shareholder approval. If at any time the number of authorized but unissued shares of Common Stock is not sufficient to effect the conversion of outstanding Notes into the Maximum Amount of Common Shares, the Investors shall be entitled to, inter alia, the premium price redemption rights provided in the Registration Rights Agreement.

         Section 3.9 Best Efforts. The parties shall use their best efforts to satisfy timely each of the conditions described in Article V of this Agreement.

         Section 3.10 Form D; Blue Sky Laws. The Company agrees to file a Form D with respect to the Notes and Common Shares, as required under Regulation D and to provide a copy thereof to each Investor promptly after such filing. The Company shall, on or before the Closing Date, take such action as the Company shall have reasonably determined is necessary to qualify the Notes and Common Shares for sale to the Investors under applicable securities or "blue sky" laws of the states of the United States (or to obtain an exemption from such qualification), and shall provide evidence of any such action so taken to each Investor on or prior to the Closing Date; provided, however, that the Company shall not be required in connection therewith to register or qualify as a foreign corporation in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits or taxation, in each case, in any jurisdiction where it is not now so subject.

         Section 3.11 No Additional Issuances of Equity Securities; Modifications of Other Notes. For so long as at least $2 million in Principal Amount (as defined in the Notes) of Notes remains outstanding, the Company shall not: (A) sell or otherwise dispose of any shares of its capital stock or issue any additional shares of its capital stock or securities convertible, exchangeable or exercisable into shares of its capital stock other than pursuant to: (i) conversion of Notes; (ii) the exercise, conversion or exchange, on a voluntary basis by the holders thereof and not upon demand or request of the Company, of any warrants or options or other convertible or exchangeable securities outstanding on the date hereof; and (iii) the future issuance of employee and director stock options, not to exceed 7,084,500 shares of Common Stock in the aggregate or; (B) make any amendments or modifications to the terms or agree to any waivers of (i) the Company's 10% Senior Convertible Debentures due November 24, 2002 (the "10%

Debentures") or (ii) the Company's 8 7/8% Convertible Subordinated Debentures due July 15, 2008 (the "8 7/8% Debentures").

         Section 3.12 Press Release. Immediately following the Closing, the Company shall issue a press release, in accordance with NYSE rules (or the rules of such other Approved Market on which the Common Stock is traded) and the Securities Act. Investors shall have the opportunity to review such press release prior to its issuance. No press release shall name the Investors except as shall be required by law. If the Company fails to issue a press release within 5 business days of the Closing, the Investors may issue a press release covering the Closing and complying with any legal requirement applicable to the Investors.

         Section 3.13 Shareholder Rights Plan. None of the acquisitions of Notes or Common Shares nor the deemed beneficial ownership of shares of Common Stock prior to, or the acquisition of such shares pursuant to, the conversion of Notes will in any event under any circumstances trigger the poison pill provisions of any stockholders' rights or similar agreements, or plan having a similar effect.

         Section 3.14 Indebtedness. For so long as any Notes remain outstanding, neither the Company nor any of its subsidiaries shall incur any new Indebtedness (as defined below) or refinance existing Indebtedness, without the prior written consent of the holders of the Notes, other than: (i) Indebtedness (including refinanced Indebtedness) which is pari passu to the Notes; (ii) Indebtedness (including refinanced Indebtedness) which by its terms is subordinated in right of payment to the Notes; and (iii) Indebtedness incurred by a subsidiary of the Company for the express purpose of funding the exploration, construction or development of a specific project by such subsidiary; provided that, none of the Indebtedness referred to in clauses (i), (ii) and (iii) above shall mature and no principal payments shall be made with respect to such Indebtedness , prior to the payment in full of the Notes.

              As used herein, "Indebtedness" of any person, means any present or future obligations, which shall include all obligations (i) which in accordance with the generally accepted accounting principles in the U.S., shall be classified upon the balance sheet of such person as liabilities, (ii) for borrowed money, (iii) which have been incurred in connection with the acquisition of any property (including without limitation, all obligations evidenced by any indenture, bond, note, commercial paper or other similar security, but excluding, in any case, obligations arising from the endorsement in the ordinary course of business of negotiable instruments for deposit or collection), (iv) obligations secured by any lien existing on property owned, even though such person has not assumed or become liable for the payment of such obligations, (v) obligations created or arising under conditional sale or other title retention agreement with respect to property acquired by such person, notwithstanding the fact that the rights and remedies of the seller, lender or lessor under such agreement in the event of default are limited to repossession or sale of such property, (vi) for capitalized leases, (vii) for all guarantees, whether or not reflected in the balance sheet of such person, and (viii) all reimbursement and other payment obligations (whether contingent mature or otherwise) of such person in respect of acceptance or documentary credit. Notwithstanding the foregoing, the definition of the term Indebtedness will not apply to any of the following:

                  (i) trade debt incurred in the ordinary course of business;

                  (ii) hedging obligations incurred in connection with the ordinary course of business to protect against currency exchange rate risks or precious metal price risks;

                  (iii) the entry into or performance by Sunshine Argentina, Inc. and Sunshine Exploration, Inc. of Indebtedness pursuant to the Put Agreements (as defined below);

                  (iv) performance bonds or surety or appeal bonds entered into in the ordinary course of business; (v) intercompany indebtedness between or among the Company and any of its subsidiaries; provided that if the Company is the obligor on such Indebtedness, such Indebtedness is expressly subordinated to the satisfaction in full of all obligations under the Notes;

                  (vi) Indebtedness represented by lease obligations, mortgage financings or purchase money obligations, in each case incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvements of property used in the business of the Company or such subsidiary in an outstanding aggregate principal amount not to exceed $2,000,000; and

                  (vii) the incurrence by the Company or any of its subsidiaries of additional Indebtedness in an aggregate principal amount at any time outstanding not to exceed $1,000,000.

         Section 3.15 Reverse Stock Splits. Prior to Effective Registration, the Company shall not combine its outstanding Common Stock into a smaller number of shares (a "Reverse Split"). Subsequent to Effective Registration, if the Company shall effect a Reverse Split, then the Maximum Amount (as defined in the Notes) shall be increased by 50%.

         Section 3.16 Certain Mergers and Consolidations. For so long as any Notes remain outstanding, the Company shall not enter into any merger, consolidation or reorganization, which transaction does not constitute a "Change of Control Transaction" (as defined in the Notes), without the prior written consent of two-thirds of the principal amount of Notes outstanding, if the transaction would, in the reasonable judgment of the Investors, be likely to have a material adverse effect on the rights of Investors hereunder or under the Notes or the Registration Rights Agreement.

                                   ARTICLE IV

                               EUROBOND COVENANTS

         Section 4.1 Payment of Additional Amount on Eurobonds. With respect to the 8% Senior Exchangeable Notes due March 21, 2000, issued pursuant to the Trust Deed by and among Sunshine Precious Metals, Inc., the Company and Marine Midland Bank (the "Eurobonds"), the Company covenants that, pursuant to Section 6(B) of the Terms of the Eurobonds, it will cause the additional payment required with respect to all Eurobonds pursuant to Sections 6(B)(i) or 6(B)(ii) of the Terms of the Eurobonds (the "Additional Amount") to be paid in shares of Common Stock; provided that such payment in shares shall be under circumstances where such payment is permitted pursuant to the terms of the Eurobonds.

         Section 4.2 Certificates of Common Stock Delivered in Satisfaction of Additional Amount. The Company covenants that upon receipt, at any time and from time to time, from the Investor of (A) a certificate, substantially in the form of Exhibit 4.2 A representing (i) that such Investor is not, and has not been for the prior three months, an "affiliate" of the Company (within the meaning to Rule 144 under the Act) and (ii) that such Investor has held its Eurobonds for more than 2 years, or a certificate, substantially in the form of Exhibit 4.2B, representing (x) that such Investor has held its Eurobonds for more than 1 year and (y) shall sell any shares of stock received as payment of the Additional Amount only upon compliance with the requirements of Rule 144, and (B) an opinion of the Investor's counsel, substantially in the form of Exhibit 4.2C, to the effect that, for purposes of Rule 144, the Investor's holding period for the Additional Amount payable on the Eurobonds held by the Investor may be "tacked" to the Investor's holding period of such Eurobonds, it shall issue unlegended certificates to such Investor representing the shares of Common Stock issued pursuant to Section 4.1 above.

         Section 4.3 Payment of Note Indebtedness. The Company covenants that if it shall, directly or indirectly (including through a subsidiary or affiliate), redeem, retire, repurchase or make any payments, in any medium other than shares of the Company's capital stock, of any amounts under any Note Indebtedness (as defined below), other than regularly scheduled interest payments pursuant to the terms thereof, whether pursuant to the terms thereof or otherwise, prior to the maturity or stated maturity of the Eurobonds, then concurrently with such redemption, retirement, repurchase or payment, (A) it shall, as to the 10% Debentures and at the option of the Investors, also repurchase or cause to be repurchased in cash, the Eurobonds held by the Investors on a pari passu basis (i.e., the same percentage of the amounts outstanding on the Eurobonds held by the Investors is paid as is paid on the 10% Debentures being paid down, so if 33% of the amounts owing on the 10% Debentures is being paid down, then 33% of the amounts owing on the Eurobonds held by the Investors must be paid down) and
(B) the Company shall, at the option of the Investors, repurchase or cause to be repurchased in cash, the Eurobonds held by the Investors in full prior to any payment of principal on the 8 7/8% Debentures.

              As used herein "Note Indebtedness" means the 10% Debentures and the 8 7/8% Debentures.

         Section 4.4 Notice of Default or Acceleration under Indebtedness. In the event that the Company receives any notice of default under (i) any Note Indebtedness or (ii) any

Indebtedness incurred after the issuance of the Notes that exceeds in the aggregate $1,000,000, or other notice that could reasonably be expected to result in the principal amount of such Note Indebtedness or Indebtedness being accelerated or paid prior to maturity (a "Debt Notice"), then the Company shall within 3 business days of the receipt of such Debt Notice, transmit a copy of such notice to the Investors by facsimile pursuant to Section 8.4. The Company shall publicly disclose such Debt Notice within 5 business days of the receipt thereof. If the Company fails to make such public disclosure within such time frame, the Investors may issue a press release disclosing such Debt Notice and complying with any legal requirement applicable to the Investors.

         Section 4.5 Existing Indebtedness. For so long as the Investors hold any Eurobonds:

              (a) If the Company or any of its subsidiaries or affiliates shall enhance the credit of any Note Indebtedness, which shall include, without limitation, the granting of any liens on assets, and the issuance of any guarantees, capital contribution commitments, puts or letter of credit, then the Eurobonds held by Investors shall be enhanced in the same manner on a ratable basis (i.e., such enhancement shall be pari passu with the enhancement issued to the Note Indebtedness being supported and the same proportion of amounts due and owing on the Eurobonds held by the Investors shall be covered by such enhancement, as with such Note Indebtedness).

              (b) The Company covenants that it shall comply, and cause all of its subsidiaries to comply with the following:

                  (i) in the event that all or substantially all the Pirquitas Mine, or a controlling interest therein, is sold or disposed of, to one or more persons, in one or more transactions, then none of the proceeds shall be transferred from the entity selling or disposing of the Pirquitas Mine or a controlling interest therein unless such proceeds are used to pay the Note Indebtedness and the Eurobonds; and

                  (ii) Sunshine Argentina shall remain obligated with respect to the provisions of the Put Agreements, notwithstanding any transfer or issuance of its capital stock to any other person.


                                   ARTICLE V

                             CONDITIONS TO CLOSINGS

         Section 5.1 Conditions Precedent to the Obligation of the Company to Sell the Notes. The obligation hereunder of the Company to issue and/or sell the Notes to the Investors at the Closing is subject to the satisfaction, at or before the Closing, of each of the applicable conditions set forth below. These conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion.

              (a) Accuracy of the Investors' Representations and Warranties. The representations and warranties of each Investor will be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time.

              (b) Performance by the Investors. Each Investor shall have performed all agreements and satisfied all conditions required to be performed or satisfied by such Investor at or prior to the Closing, including payment of the purchase price set forth on Schedule I hereto.

              (c) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement or the Registration Rights Agreement or the Notes or the Put Agreements.

              (d) Certificate. Investors shall have delivered a certificate to the Company certifying that the representations and warranties of the Investors contained in Section 2.2 are true and correct in all material respects as of the Closing Date.

         Section 5.2 Conditions Precedent to the Obligation of the Investors to Purchase the Notes. The obligation hereunder of each Investor to acquire and pay for the Notes at the Closing is subject to the satisfaction, at or before the Closing, of each of the applicable conditions set forth below. These conditions are for each Investor's benefit and may be waived by each Investor at any time in its sole discretion.

              (a) Accuracy of the Company's Representations and Warranties. The representations and warranties of the Company shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties as of an earlier date, which shall be true and correct in all material respects as of such date).

              (b) Performance by the Company. The Company shall have performed all agreements and satisfied all conditions required to be performed or satisfied by the Company at or prior to the Closing, including, without limitation, delivery of the Notes issued to Investors.

              (c) NYSE; Trading. From the date hereof to the Closing Date, trading in the Company's Common Stock shall not have been suspended by the SEC and trading in securities generally as reported by the NYSE (or other Approved Market) shall not have been suspended or limited, and the Common Stock shall be listed on the NYSE or another Approved Market.

              (d) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement or the Registration Rights Agreement or the Notes or the Put Agreements.

              (e) Opinion of Counsel. At the Closing, the Investors shall have received an opinion of counsel to the Company in the form attached hereto as
Exhibit 5.2(e) and such other
opinions, certificates and documents as the Investors or their counsel shall reasonably require incident to the Closing.

              (f) Registration Rights Agreement. The Company and the Investors shall have executed and delivered the Registration Rights Agreement in the form and substance of Exhibit 5.2(f) attached hereto.

              (g) Officer's Certificate. The Company shall have delivered to the Investors a certificate in form and substance satisfactory to the Investors and the Investors' Counsel, executed by an officer of the Company, certifying as to satisfaction of closing conditions, incumbency of signing officers, and the true, correct and complete nature of the Certificate of Incorporation, By-Laws, good standing and authorizing resolutions of the Company.

              (h) Silver Prices. The Investors shall not be obligated to purchase any of Notes if the spot price of silver (as reported on the Bloomberg financial network) trades below $4.000 per troy ounce for 30 consecutive calendar days.

              (i) Put Agreements. Sunshine Argentina and Sunshine Exploration shall have executed and delivered to each Investor (and in the case of Elliott, to Elliott and its wholly-owned subsidiary, the Liverpool Limited Partnership) a Put Agreement in the form of Exhibit 5.2(j) attached hereto (the "Put Agreements").

         Section 5.3 Closing Deliveries.

              (a) On the Closing Date, the Company shall deliver to the
Investors:

                  (i) Notes in denominations requested by the Investors;

                  (ii) The certificate referred to in Section 5.2(g) above;


                  (iii) The executed Registration Rights Agreement;

                  (iv) The opinion of counsel referred to in Section 5.2(e) above; and

                  (v) The executed Put Agreements.

              (b) On the Closing Date, the Investors shall deliver to the
Company:

                  (i) The Purchase Price set forth on Schedule I hereto;

                  (ii) The executed Registration Rights Agreement;

                  (iii) The executed Put Agreements; and

                  (iv) The certificate referred to in Section 5.1(d) above.

                                   ARTICLE VI

                                LEGEND AND STOCK

              (a) Upon payment therefor as provided in this Agreement, the Company will issue one or more Notes in the name of the Investors or their designees and in such principal amounts to be specified by the Investors prior to (or from time to time subsequent to) Closing. Each Note and any certificate representing Common Shares issued upon conversion thereof, prior to such Common Shares being registered under the Act for resale or available for resale under Rule 144 under the Act, shall be stamped or otherwise imprinted with a legend substantially in the following form:

                  THESE SECURITIES HAVE NOT BEEN REGISTERED FOR OFFER OR SALE UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS. THEY MAY NOT BE SOLD OR OFFERED FOR SALE EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAW OR AN APPLICABLE EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS.

                  The Company agrees to reissue Notes without the legend set forth above at such time as (i) the holder thereof is permitted to dispose of such Notes and/or Common Shares issuable upon conversion thereof pursuant to Rule 144 under the Act, or (ii) such Notes are sold to a purchaser or purchasers who (in the opinion of counsel to the seller or such purchaser(s), in form and substance reasonably satisfactory to the Company and its counsel) are able to dispose of such shares publicly without registration under the Act.

                  Prior to the Registration Statement (as defined in the Registration Rights Agreement) being declared effective, any Common Shares issued pursuant to conversion of Notes shall bear a legend in the same form as the legend indicated above; provided that such legend shall be removed from the Common Shares and the Company shall issue new certificates without such legend if (i) the holder thereof is permitted to dispose of such Common Shares pursuant to Rule 144 under the Act, (ii) such Common Shares are registered for resale under the Act, or (iii) such Common Shares are sold to a purchaser or purchasers who (in the opinion of counsel to the seller or such purchaser(s), in form and substance reasonably satisfactory to the Company and it counsel) are able to dispose of such shares publicly without registration under the Act. Upon such Registration Statement becoming effective, the Company agrees to promptly, but no later than three (3) business days thereafter, issue new certificates representing such Common Shares without such legend. Any Common Shares issued after the Registration Statement has become effective shall be free and clear of any legends, transfer restrictions and stop orders. Notwithstanding the removal of such legend, each Investor agrees to sell the Common Shares represented by the new certificates in accordance with the applicable prospectus delivery requirements (if copies of a current prospectus are provided to such Investor by the Company) or in accordance with an exemption from the registration requirements of the Act.

                  Nothing herein shall limit the right of any holder to pledge these securities pursuant to a bona fide margin account or lending arrangement entered into in compliance with law, including applicable securities laws.

              (b) Each Note shall be stamped with a legend indicating whether the Note is convertible into Common Shares at the Floating Conversion Price (as defined in the Notes) or the Capped Conversion Price (as defined in the Notes ).


                                  ARTICLE VII

                                   TERMINATION

         Section 7.1 Termination by Mutual Consent. This Agreement may be terminated at any time prior to the Closing by the mutual written consent of the Company and a majority in interest of the Investors.

         Section 7.2 Other Termination. This Agreement may be terminated by action of the Board of Directors of the Company or by any of the Investors at any time if the Closing shall not have been consummated by the fifth business day following the date of this Agreement; provided, however, that the party (or parties) prepared to close shall retain its (or their) right to sue for any breach by the other party (or parties).

                                  ARTICLE VIII

                                  MISCELLANEOUS

         Section 8.1 Stamp Taxes. The Company shall pay all stamp and other taxes and duties levied in connection with the issuance of the Notes pursuant hereto (other than taxes measured against the Investors' income) and the Common Shares issued to holders of Notes upon conversion thereof.

         Section 8.2 Specific Performance; Consent to Jurisdiction; Jury Trial.

              (a) The Company and the Investors acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement, the Registration Rights Agreement or the Notes were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which any of them may be entitled by law or equity.

              (b) The Company and each of the Investors (i) hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts in the State of Delaware for the purposes of any suit, action or proceeding arising out of or relating to this Agreement, the Registration Rights Agreement or the Notes and (ii) hereby waives, and agrees not to assert in any such suit action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper. The Company and each of the Investors consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing in this paragraph shall affect or limit any right to serve process in any other manner permitted by applicable law.

              (c) THE COMPANY AND EACH INVESTOR HEREBY WAIVES ALL RIGHTS TO A TRIAL BY JURY.

         Section 8.3 Entire Agreement; Amendment; Notes Outstanding.

              (a) This Agreement, together with the Registration Rights Agreement, the Notes and the agreements and documents executed in connection herewith and therewith, contains the entire understanding of the parties with respect to the matters covered hereby and thereby and, except as specifically set forth herein or therein, neither the Company nor any Investor makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived or amended other than by a written instrument signed by the Company and Investors holding 75% of the principal amount of the outstanding Notes.

              (b) For purposes of this Agreement, the Registration Rights Agreement and the Notes, the term "Notes" shall refer only to Notes issued pursuant to this Agreement and Notes shall not be deemed "outstanding" if held by the Company or any subsidiary or other affiliate and Notes so held shall not be considered outstanding.

         Section 8.4 Notices. Any notice or other communication required or permitted to be given hereunder shall be given in writing by mail, facsimile or personal delivery and shall be effective upon actual receipt of such notice. The addresses for such communications shall be:

                     to the Company:

                     Sunshine Mining and Refining Company
                     877 W. Main Street, Suite 600
                     Boise, Idaho 83702
                     Attention:  John S. Simko
                     Facsimile:  (208) 342-0004


                     with copies to:

                     Haynes and Boone, LLP
                     901 Main Street, Suite 3100
                     Dallas, Texas  75202
                     Attention:  Janice V. Sharry, Esq.
                     Facsimile:  (214) 651-5940
                     to the Investors:

                     c/o Stonington Management Corporation
                     712 Fifth Avenue
                     New York, New York 10019
                     Attention:  Paul E. Singer
                     Facsimile:  (212) 974-2092

                     with copies to:

                     Kleinberg, Kaplan, Wolff & Cohen, P.C.
                     551 Fifth Avenue, 18th Floor
                     New York, New York 10176
                     Attention:  Stephen M. Schultz, Esq.
                     Facsimile:  (212) 986-8866


Any party hereto may from time to time change its address for notices by giving at least 10 days' written notice of such changed address to the other parties hereto.

         Section 8.5 Indemnity. Each party shall indemnify each other party against any loss, cost or damages (including reasonable attorney's fees) incurred as a result of such parties' breach of any representation, warranty, covenant or agreement in this Agreement, the Registration Rights Agreement or Notes or incurred in connection with the enforcement of this indemnity.

         Section 8.6 Waivers. No waiver by any party of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

         Section 8.7 Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

         Section 8.8 Successors and Assigns. Except as otherwise provided herein, this Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The parties hereto may amend this Agreement without notice to or the consent of any third party. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of all Investors (which consent may be withheld for any reason in their sole discretion). No Investor may assign this Agreement (in whole or in part) or any rights or obligations hereunder without the consent of the Company, which shall not be unreasonably withheld; provided that such consent shall not be required for assignment by any Investor to affiliates thereof.

         Section 8.9 No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

         Section 8.10 Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York without regard to such state's principles of conflict of laws.

         Section 8.11 Survival. The representations and warranties and the agreements and covenants of the Company and each Investor contained herein shall survive the Closing.


         Section 8.12 Execution. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement, it being understood that all parties need not sign the same counterpart.

         Section 8.13 Publicity. The Company agrees that it will not disclose, and will not include in any public announcement, the name of any Investor without its consent, unless and until such disclosure is required by law or applicable regulation, and then only to the extent of such requirement. The Company agrees that it will deliver a copy of any public announcement regarding the matters covered by this Agreement or any agreement and document executed herewith to each Investor and any public announcement including the name of an Investor to such Investor, prior to the release of such announcements, other than the Company's Form 10-K and Form 10-Q reports filed under the Exchange Act.

         Section 8.14 Severability. The parties acknowledge and agree that all representations, warranties, covenants and agreements of the Investors hereunder are several and not joint, that no Investor shall have any responsibility or liability for the representations, warranties, agreements, acts or omissions of any other Investor, and that any rights granted to "Investors" hereunder shall be enforceable by each Investor hereunder.

         Section 8.15 Like Treatment of Holders; Redemption. Neither the Company nor any of its affiliates shall, directly or indirectly, pay or cause to be paid any consideration (immediate or contingent), whether by way of interest, fee, payment for the redemption or exchange of Notes, or otherwise, to any holder of Notes, for or as an inducement to, or in connection with the solicitation of, any consent, waiver or amendment of any terms or provisions of the Notes or this Agreement or the Registration Rights Agreement, unless such consideration is required to be paid to all holders of Notes bound by such consent, waiver or amendment whether or not such holders so consent, waive or agree to amend and whether or not such holders tender their Notes for redemption or exchange. The Company shall not, directly or indirectly, redeem any Notes unless such offer of redemption is made pro rata to all holders of Notes on identical terms.

         Section 8.16 No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.


                            [Signature Page Follows]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.


                               SUNSHINE MINING AND REFINING COMPANY


                               By:    /s/ William W. Davis
                                   ---------------------------------------------
                                   William W. Davis
                                   Executive Vice President


                               INVESTORS:

                               WESTGATE INTERNATIONAL, L.P.
                               By: Martley International, Inc., Attorney-In-Fact


                                   By:   /s/ Paul E. Singer
                                      ------------------------------------------
                                      Paul E. Singer
                                      President


                               ELLIOTT ASSOCIATES, L.P.


                               By:      /s/ Paul E. Singer
                                     -------------------------------------------
                                     Paul E. Singer
                                     General Partner

                                   SCHEDULE I


                                     PRINCIPAL AMOUNT OF
                 INVESTOR                   NOTES                 PURCHASE PRICE          RESTRICTED OWNERSHIP PERCENTAGE
                 --------                                         --------------          -------------------------------
Elliott Associates, L.P.                 $3,000,000                 $3,000,000                         9.9%
Westgate International, L.P.             $3,000,000                 $3,000,000                         9.9%